As filed with the Securities and Exchange Commission on May 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	54-1163725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of Principal Executive Offices)

The AES Corporation 2003 Long Term Compensation Plan (As Amended)

(Full title of the plan)

Victoria D. Harker

Executive Vice President and Chief Financial Officer

The AES Corporation

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Name and address, including zip code, of agent for service)

(703) 522-1315

(Telephone number, including area code, of agent for service)

Copy to: John E. McGrady, III Buchanan Ingersoll & Rooney PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219-1410 (412) 562-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	9,000,000(1)(2)	$11.70(3)	$105,300,000(3)	$7,507.89(4)

(1)	An aggregate of 38,000,000 shares of common stock, par value $0.01 per share, of The AES Corporation may be offered or issued pursuant to The AES Corporation 2003 Long Term Compensation Plan (as amended), 17,000,000 of which were previously registered on Form S-8 (File No. 333-108297), 12,000,000 of which were previously registered on Form S-8 (File No. 333-150508) and 9,000,000 of which are registered on this Form S-8.
(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.
(3)	Pursuant to Rule 457(c) and 457(h) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on May 4, 2010.
(4)	Calculated pursuant to Section 6(b) of the Securities Act.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register additional shares of Common Stock, par value $0.01 per share, of the Registrant under The AES Corporation 2003 Long Term Compensation Plan (as amended, the “Plan”). Registration Statements on Form S-8 were previously filed and declared effective (Registration File No. 333-108297 and File No. 333-150508) in connection with the Plan and are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

EXHIBIT NO.	DESCRIPTION

4.1	Sixth Restated Certificate of Incorporation of The AES Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K for the year ended December 31, 2008).

4.2	By-Laws of The AES Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 11, 2009).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

10.1	The AES Corporation 2003 Long Term Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 27, 2010).

10.2	The Form of AES 2010 Nonqualified Stock Option Award Agreement under The AES Corporation 2003 Long Term Compensation Plan (Outside Directors) (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on April 27, 2010).

10.3	The AES Corporation Deferred Compensation Program For Directors (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on April 27, 2010).

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.3	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 6th day of May, 2010.

THE AES CORPORATION

By:	/s/ Victoria D. Harker
Victoria D. Harker Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of May, 2010.

Signature	Capacity

*	President, Chief Executive Officer and Director
Paul T. Hanrahan	(Principal Executive Officer)

*	Director
Samuel W. Bodman, III

*	Director
Tarun Khanna

*	Director
John A. Koskinen

*	Director
Philip Lader

*	Director
Sandra O. Moose

*	Director
John B. Morse, Jr.

*	Chairman and Lead Independent Director
Philip A. Odeen

*	Director
Charles O. Rossotti

*	Director
Sven Sandstrom

/s/ Victoria D. Harker	Executive Vice President and Chief Financial Officer
Victoria D. Harker	(Principal Financial Officer)

/s/ Mary E. Wood		Vice President and Controller
Mary E. Wood		(Principal Accounting Officer)

* By:	/s/ Brian A. Miller
Brian A. Miller
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Sixth Restated Certificate of Incorporation of The AES Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K for the year ended December 31, 2008).

4.2	By-Laws of The AES Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 11, 2009).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

10.1	The AES Corporation 2003 Long Term Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 27, 2010).

10.2	The Form of AES 2010 Nonqualified Stock Option Award Agreement under The AES Corporation 2003 Long Term Compensation Plan (Outside Directors) (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on April 27, 2010).

10.3	The AES Corporation Deferred Compensation Program For Directors (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on April 27, 2010).

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.3	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney.